SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Winston Hotels, Inc.
(Name of Registrant as Specified In Its Charter)

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EXPLANATORY NOTE

     The registrant hereby amends its Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 related to the registrant’s annual meeting of shareholders on May 6, 2003, as filed with the Securities and Exchange Commission on March 14, 2003, to add Appendix A as set forth in the pages attached hereto. Appendix A was inadvertently omitted from the registrant’s original filing with the Securities and Exchange Commission on March 14, 2003.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
PROPOSAL 1: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
MISCELLANEOUS
APPENDIX A
PROXY

WINSTON HOTELS, INC.

2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina 27608

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 6, 2003

     You are cordially invited to attend the Annual Meeting of Shareholders of Winston Hotels, Inc. (the “Company”) which will be held on May 6, 2003, at 10:00 a.m., local time, at the Hilton Garden Inn Hotel, 1500 RDU Center Drive, Morrisville, North Carolina for the following purposes:

(1)	To elect seven members to the Board of Directors;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2003; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Shareholders of record at the close of business on March 14, 2003 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof.

IT IS DESIRABLE THAT YOUR SHARES OF STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors,

Robert W. Winston, III President and Chief Executive Officer

Raleigh, North Carolina March 31, 2003

WINSTON HOTELS, INC.

2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina 27608

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

     This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about March 31, 2003, by the Board of Directors of Winston Hotels, Inc. (the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Hilton Garden Inn Hotel, 1500 RDU Center Drive, Morrisville, North Carolina on May 6, 2003, at 10:00 a.m., local time, and at all adjournments or postponements thereof. The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. In addition to solicitation by mail, certain officers and directors of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means.

Purposes of Annual Meeting

     The principal purposes of the Annual Meeting are to: (1) elect seven members to the Board of Directors; (2) ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2003; and (3) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The Board of Directors knows of no other matters other than those stated above to be brought before the Annual Meeting.

Voting Rights

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying “Notice of Annual Meeting of Shareholders” and in such manner as the proxy holders named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by (1) filing written notice of revocation with the Secretary of the Company which is actually received prior to the vote of shareholders, (2) filing a duly executed proxy bearing a later date with the Secretary of the Company before the vote of shareholders or (3) attending the Annual Meeting and voting in person.

     The Board of Directors has fixed the close of business on March 14, 2003 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. As of the close of business on March 14, 2003, the Company had outstanding 20,193,634 shares of Common Stock. On all matters to come before the Annual Meeting, each holder of Common Stock will be entitled to vote at the Annual Meeting and will be entitled to one vote for each share owned. The representation in person or by proxy of a majority of the issued and outstanding shares of Common Stock is necessary to provide a quorum for voting at the Annual Meeting.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information, as of March 8, 2003, regarding shares of Common Stock of the Company owned of record or known to the Company to be owned beneficially by each director and nominee for director, each executive officer named in the Summary Compensation Table in this Proxy Statement and all directors and executive officers as a group. There are no five-percent shareholders of the Company other than as indicated below. Except as set forth in the footnotes to the table below, each of the shareholders identified in the table has sole voting and investment power over the shares of Common Stock beneficially owned by such person. The address for each individual listed below is: c/o Winston Hotels, Inc., 2626 Glenwood Avenue, Suite 200, Raleigh, NC 27608.

	Shares of Common Stock
Name	Beneficially Owned (1) (2)	Percent of Class

Charles M. Winston (3)(9)	775,189	3.6%
Robert W. Winston, III (4)	2,101,167	9.8%
Joseph V. Green (5)	304,200	1.5%
Kenneth R. Crockett (6)	199,200	*
Brent V. West (7)	62,375	*
James H. Winston (8)(9)	54,500	*
Thomas F. Darden, II (9)	21,500	*
Richard L. Daugherty (9)	34,452	*
Edwin B. Borden (9)	44,000	*
David C. Sullivan (9)	21,276	*
All directors and executive officers as a	3,297,061	14.9%
group (10 persons)(10)

*	denotes less than one percent

(1)	Pursuant to the rules of the Securities and Exchange Commission, certain shares of the Company’s Common Stock which a person has the right to acquire within 60 days of March 14, 2003 pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Assumes that all units of limited partnership interest (the “Units”) in WINN Limited Partnership (the “Partnership”), which are redeemable within 60 days of March 14, 2003 for shares of the Company’s Common Stock or, at the option of the Company, for an equivalent amount of cash, are redeemed for shares of Common Stock. The total number of shares outstanding used in calculating the percentage ownership of such person assumes that none of the Units held by other persons are redeemed for shares of Common Stock.

(3)	Includes 105,643 shares issuable to Mr. Winston upon exercise of redemption rights with respect to Units held directly by Mr. Winston. Also includes 109,516 shares issuable upon redemption of Units held by WJS – Perimeter, Inc., a corporation owned 33.33% by Mr. Winston and of which he serves as a director; and 320,798 shares issuable upon redemption of Units held by Cary Suites, Inc., a corporation owned 15.7% by Mr. Winston and 15.7% by Mr. Winston’s spouse, which represent Mr. and Mrs. Winston’s pro rata ownership in Cary Suites, Inc. Also includes 40,000 shares held by Charles M. Winston Associates, Limited Liability Partnership, a partnership owned 50% by Mr. Winston and 50% by Mr. Winston’s spouse. Also includes 10,000 shares owned by Mr. Winston’s spouse. Mr. Winston disclaims beneficial ownership of the Units held by each of the corporations identified in this footnote (3) except to the extent of his direct ownership interest in such corporations.

(4);	Includes 315,000 shares subject to stock options exercisable within 60 days of March 8, 2003. Also includes 13,000, 25,000, 10,000 and 30,000 shares issued to Mr. Winston under the Winston Hotels, Inc. Stock Incentive Plan (the “Incentive Plan”) in January 2003, July 2002, January 2001 and 2000, respectively. These shares vest at a rate of 20% per year beginning on the date issued. Mr. Winston is entitled to vote and to receive dividends paid on these shares prior to vesting. Also includes 1,019,524 shares issuable upon redemption of Units held by Cary Suites, Inc. Cary Suites, Inc. is owned by Mr. Winston, Mr. Winston’s wife, Mr. Winston’s parents, trusts for the benefit of Mr. Winston’s minor children, and Mr. Winston’s sister. Mr. Winston is the sole officer and director of Cary Suites, Inc. and as such has voting and dispositive power over all of the Units but disclaims beneficial ownership of the Units held by Cary Suites, Inc. except to the extent of 341,794 Units indirectly owned by him through his direct stock ownership in Cary Suites, Inc.

(5)	Includes 10,700, 16,000, 5,000, and 15,000 shares issued to Mr. Green in January 2003, July 2002, January 2001 and 2000, respectively. These grants vest at a rate of 20% per year beginning on the date issued. All shares were issued under the Incentive Plan. Mr. Green is entitled to vote and to receive dividends paid on these shares prior to vesting. Also includes 250,000 shares subject to stock options exercisable within 60 days of March 14, 2003.

(6)	Includes 10,700, 16,000, 3,000 and 12,000 shares issued to Mr. Crockett in January 2003, July 2002, and January 2001 and 2000, respectively. These grants vest at a rate of 20% per year beginning on the date issued. All shares were issued under the Incentive Plan. Mr. Crockett is entitled to vote and to receive dividends paid on these shares prior to vesting. Also includes 140,000 shares subject to stock options exercisable within 60 days of March 14, 2003.

(7)	Includes 5,075, 4,000, 75, 1,000, 75, 2,075 and 75 shares issued to Mr. West in January 2003, January 2002, February 2001, January 2001, July 2000, January 2000, and July 1999, respectively. These grants vest at a rate of 20% per year beginning on the date issued. All shares were issued under the Incentive Plan. Mr. West is entitled to vote and to receive dividends paid on these shares prior to vesting. Also includes 50,000 shares subject to stock options exercisable within 60 days of March 14, 2003.

(8)	Includes 1,000 shares held by Mr. Winston’s wife.

(9)	Includes 7,000 shares issued to each director, other than Robert W. Winston, III, in May 1999 under the Incentive Plan. Such shares vest at a rate of 20% per year beginning in May 1999. Each director is entitled to vote and receive the dividends paid on such shares. Also includes 2,000 shares subject to stock options exercisable within 60 days of March 14, 2003, granted to each director, other than Robert W. Winston, III, in May 1999. These options were 100% vested on the grant date.

(10)	Includes 767,000 shares subject to stock options exercisable within 60 days of March 14, 2003, and 1,234,683 shares issuable upon redemption of all outstanding Units redeemable within 60 days of March 8, 2003, beneficially owned by executive officers and directors.

PROPOSAL 1: ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of directors at seven. The seven persons named below are nominated to serve on the Board of Directors until the 2004 Annual Meeting of Shareholders (or until such time as their respective successors are elected and qualified). Each nominee is currently a director of the Company. The Board of Directors has no reason to believe that the persons named below as nominees for directors will be unable, or will decline to serve, if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, the proxy may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors. Pursuant to North Carolina law, the seven candidates who receive the highest number of votes as directors will be elected as directors of the Company. Abstentions and shares held in street name that are not voted in the election of directors will not be included in determining which nominees received the highest number of votes.

Nominees for Election as Directors

     Charles M. Winston - Charles Winston, age 73, has served as Chairman of the Board of Directors since March 15, 1994. Mr. Winston is a native of North Carolina and a graduate of the University of North Carolina at Chapel Hill with an A.B. degree. Mr. Winston has more than 38 years of experience in developing and operating full service restaurants and hotels. Mr. Winston is Robert Winston’s father and James Winston’s brother.

     Robert W. Winston, III - Robert Winston, age 41, has served as Chief Executive Officer and director of the Company since March 15, 1994. Mr. Winston served as President of the Company for the period beginning March 15, 1994 and ending January 14, 1999, and from the period beginning November 9, 2002 through the present. Mr. Winston is a native of North Carolina and a graduate of the University of North Carolina at Chapel Hill with a B.A. degree in economics. Mr. Winston is Charles Winston’s son and James Winston’s nephew.

     James H. Winston - James Winston, age 69, has been a director of the Company since May 25, 1994. Mr. Winston is the President of Omega Insurance Company, a property and casualty insurance company doing business mainly in the State of Florida and throughout five southeastern states, and has served in that capacity for more than the past five years. He is also President of LPMC, Inc., a real estate investment firm. Mr. Winston is a native of North Carolina and graduated Phi Beta Kappa from the University of North Carolina at Chapel Hill. Mr. Winston serves on the boards of directors of Stein Mart, Inc. and Patriot Transportation, Inc. Mr. Winston is the brother of Charles Winston and the uncle of Robert Winston.

     Thomas F. Darden, II - Thomas Darden, age 48, has been a director of the Company since May 25, 1994. Mr. Darden is the Chief Executive Officer of Cherokee Investment Partners, LLC, a private equity investment fund, where he has been employed for more than the past five years. Mr. Darden graduated with highest honors from the University of North Carolina at Chapel Hill with a B.A. degree in 1976 and graduated from Yale Law School with a J.D. degree in 1981. In 1991, Mr. Darden was appointed by the Governor of North Carolina to the board of the North Carolina Department of Transportation, and was subsequently appointed to the Triangle Transit Authority Board of Trustees. In 1992, Mr. Darden received a Master’s Degree in City and Regional Planning from the University of North Carolina at Chapel Hill. Mr. Darden serves or has served on a variety of community, charitable and college boards. Mr. Darden serves as a director of BTI Telecom Corporation and serves on the Board of Governors of RTI International, an independent, non-profit multidisciplinary research organization.

     Richard L. Daugherty - Richard Daugherty, age 67, has been a director of the Company since May 25, 1994. Mr. Daugherty is self-employed and has provided consulting services to North Carolina State University for the majority of the past six years. Until 1994 Mr. Daugherty was Vice President of Worldwide Manufacturing for the IBM PC Company in Research Triangle Park, North Carolina, where he had been employed for more than five years. At the time of his retirement in 1994, Mr. Daugherty was the senior IBM executive for the State of North Carolina. He serves on various community and business boards of directors, including the boards of Wachovia Bank & Trust Company, N.A., and Progress Energy, Inc.

     Edwin B. Borden - Edwin Borden, age 68, has been a director of the Company since May 25, 1994. Mr. Borden is President and Chief Executive Officer of The Borden Manufacturing Company, Inc. a textile management company, where he has been employed for more than the past five years. Mr. Borden is a native of North Carolina and a graduate of the University of North Carolina at Chapel Hill. He serves on the boards of directors of Progress Energy, Inc., Jefferson Financial Corporation and Ruddick Corp.

     David C. Sullivan - David Sullivan, age 63, has been a director of the Company since January 1, 1998. Mr. Sullivan has served as Chairman of the Board of Directors of Sullivan Investments, LLC, a real estate development consulting company, since 2000. From 1997 until 2000, Mr. Sullivan served as chairman and CEO of Resort Quest International, Inc., a resort property management company. From 1990 until 1997, Mr. Sullivan served in various positions with Promus Hotel Corporation, a franchisor of Hampton Inns, Embassy Suites, Homewood Suites and Hampton Inn and Suites hotels. Mr. Sullivan served as director, Executive Vice President and Chief Operating Officer for Promus from April 1995 until December 1997. He also serves on the board of directors of Resort Quest International, Inc. and John Q. Hammons Hotels, Inc.

The Board of Directors recommends that shareholders vote FOR the election of the nominees.

Board of Directors Meetings and Committees

     The Board of Directors held four regular meetings and three special meetings during 2002. All incumbent directors attended 75% or more of the aggregate number of meetings of the Board of Directors and its committees on which they served in 2002, other than Mr. Darden. Mr. Darden attended all four regular Board of Directors meetings but did not attend any of the Board of Directors special meetings. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement and other services provided by the Company’s independent public accountants. Directors Borden, Darden and Sullivan are members of the Audit Committee. During 2002, the Audit Committee met four times. The Compensation Committee administers the Incentive Plan and is responsible for determining compensation for the Company’s executive officers. Directors Daugherty, Darden and Borden make up the Compensation Committee. During 2002, the Compensation Committee met two times.

Director Compensation

     The primary means of compensating directors is the grant of restricted stock to each director. On May 18, 1999, the Company issued 7,000 shares of Common Stock to each director, other than Robert Winston. These shares vest at the rate of 20% per year beginning on the date of their issuance. Directors who cease to be directors will forfeit any shares not previously vested. Each director is entitled to vote and receive the distributions paid on such shares of Common Stock prior to vesting. Also on May 18, 1999, the Company granted each director, other than Robert Winston, options to purchase 2,000 shares of Common Stock with an exercise price of $9.38 per share. These options were 100% vested on the grant date. The Company also pays each director $1,500 per Board of Directors’ meeting and $500 per committee meeting attended. In addition, the Company will reimburse all directors for their out-of-pocket expenses incurred in connection with their service on the Board of Directors. Robert Winston receives no compensation as a director, other than reimbursement for any out-of-pocket expenses incurred in connection with his service on the Board of Directors.

EXECUTIVE COMPENSATION

     The following tables set forth a summary of annual and long-term compensation paid or accrued by the Company for services rendered, for the fiscal years indicated, by the Company’s Chief Executive Officer and the executive officers (the “named executive officers”) whose total salary and bonus exceeded $100,000 individually during the year ended December 31, 2002.

Summary Compensation Table

	Annual Compensation			Long-term Compensation

						No. of
				Restricted		Securities
Name and				Stock		Underlying
Principal Position	Year	Salary	Bonus	Awards (13)		Options

Robert W. Winston, III	2002	$295,000	$120,000	$228,000	(1)	—
President and	2001	$240,000	$75,000	$71,250	(2)	—
Chief Executive Officer	2000	$235,000	$65,000	$255,000	(3)	—

Joseph V. Green	2002	$248,000	$95,000	$145,920	(4)	—
Executive Vice President,	2001	$240,000	$71,000	$35,625	(5)	—
Chief Financial Officer	2000	$235,000	$85,000	$127,500	(6)	—

Kenneth R. Crockett	2002	$193,000	$95,000	$145,920	(7)	—
Executive Vice President	2001	$187,000	$50,000	$21,375	(8)	—
of Development	2000	$183,000	$50,000	$102,000	(9)	—

Brent V. West	2002	$125,000	$50,000	$30,960	(10)	—
Vice President,	2001	$110,000	$50,000	$7,777	(11)	—
Chief Accounting Officer	2000	$105,000	$40,000	$18,120	(12)	—

(1)	During 2002, Robert W. Winston received a grant of 25,000 shares of restricted stock which vests at a rate of 20% per year beginning July 1, 2002. Dividends are paid on the restricted stock.

(2)	During 2001, Robert W. Winston received a grant of 10,000 shares of restricted stock which vests at a rate of 20% per year beginning January 2, 2001. Dividends are paid on the restricted stock.

(3)	During 2000, Robert W. Winston received a grant of 30,000 shares of restricted stock which vests at a rate of 20% per year beginning January 31, 2000. Dividends are paid on the restricted stock.

(4)	During 2002, Joseph V. Green received a grant of 16,000 shares of restricted stock which vests at a rate of 20% per year beginning July 1, 2002. Dividends are paid on the restricted stock.

(5)	During 2001, Joseph V. Green received a grant of 5,000 shares of restricted stock which vests at a rate of 20% per year beginning January 2, 2001. Dividends are paid on the restricted stock.

(6)	During 2000, Joseph V. Green received a grant of 15,000 shares of restricted stock which vests at a rate of 20% per year beginning January 31, 2000. Dividends are paid on the restricted stock.

(7)	During 2002, Kenneth R. Crockett received a grant of 16,000 shares of restricted stock which vests at a rate of 20% per year beginning July 1, 2002. Dividends are paid on the restricted stock.

(8)	During 2001, Kenneth R. Crockett received a grant of 3,000 shares of restricted stock which vests at a rate of 20% per year beginning January 2, 2000. Dividends are paid on the restricted stock.

(9)	During 2000, Kenneth R. Crockett received a grant of 12,000 shares of restricted stock which vests at a rate of 20% per year beginning January 31, 2000. Dividends are paid on the restricted stock.

(10)	During 2002, Brent V. West received a grant of 4,000 shares of restricted stock which vests at a rate of 20% per year beginning January 1, 2002. Dividends are paid on the restricted stock.

(11)	During 2001, Brent V. West received grants of 75 and 1,000 shares of restricted stock which vest at a rate of 20% per year beginning February 1, 2001 and January 1, 2001, respectively. Dividends are paid on the restricted stock.

(12)	During 2000, Brent V. West received grants of 75, 75 and 2,000 shares of restricted stock which vest at a rate of 20% per year beginning July 28, 2000, January 26, 2000 and January 1, 2000, respectively. Dividends are paid on the restricted stock.

(13)	At December 31, 2002, an aggregate of 86,300 shares of restricted, unvested common stock were held by the named executive officers, with an aggregate value at such date (based on the closing market price of the common stock at December 31, 2002 of $7.80) of $673,140 as follows: Mr. Winston, 38,000 shares valued at $296,400; Mr. Green, 23,300 shares valued at $181,740; Mr. Crockett, 20,400 shares valued at $159,120; and Mr. West 4,720 shares valued at $36,816. Prior to vesting, the recipients are entitled to vote and receive distributions with respect to shares of restricted common stock.

Aggregated Fiscal Year-End Option Values

     The following table provides information about the stock options held by the named executive officers on December 31, 2002.

	Number of Securities Underlying
	Unexercised Options at Fiscal Year-End (1)

Name	Exercisable	Unexercisable

Robert W. Winston, III	295,000	20,000
Joseph V. Green	230,000	20,000
Kenneth R. Crockett	132,000	8,000
Brent V. West	46,000	4,000

     (1)  On December 31, 2002, the aggregate fair market value of the unexercised options did not exceed the aggregate exercise price of the options.

Employment Agreement

     The Company has signed employment agreements with Mr. Winston, the Company’s President and Chief Executive Officer, Mr. Green, the Company’s Executive Vice President and Chief Financial Officer, and Mr. Crockett, the Company’s Executive Vice President of Development. The Board of Directors has set the salaries of Mr. Winston, Mr. Green, and Mr. Crockett, as of January 1, 2003, at $304,000, $255,000, and $199,000, respectively. Each employee is entitled to earn an annual bonus of up to 50% of his annual salary with the specific amount to be determined by the Board of Directors. Each employee is also eligible to participate in any medical insurance or other employee benefit plans and programs which may be made available from time to time to other employees at the respective employee’s level, and is entitled to four weeks of vacation each year. Each agreement has a three-year term that commenced on January 2, 2003 and automatically renews for subsequent one-year terms unless either party gives the other party ninety (90) days prior notice of intent not to renew. If the Company terminates an employee’s agreement upon such notice, then such employee is entitled to an amount equal to (1) the employee’s then current monthly salary multiplied by twelve and (2) an accrued bonus equal to 50% of the employee’s then current annual salary pro rated from the first day of the calendar year in which such notice is given, through and including the day that the employee leaves the employment of the Company. If the employee terminates the agreement upon such notice, all of the Company’s obligations shall terminate upon the passing of said 90-day period. In the event of termination for cause, the Company’s obligation to compensate the employee ceases on the date of termination, except as to the amounts of salary due at that time. The Company may also terminate the agreement immediately for death or disability. In the event of termination for death, the Company shall pay the employee’s estate any salary and pro rated bonus to which he may be entitled as of the date of termination. In the event of termination for disability, the Company shall pay the employee’s then current annual salary (reduced by any payments the employee receives from disability insurance) and any bonus to which he may be entitled equal to 50% of the employee’s then current salary for a period of one year from the date of termination. Each employee may terminate the agreement upon notice in the event of a change in control if (1) within one year after the occurrence of a change in control, the Company, or any successor in interest, terminates the employee’s employment for reasons other than cause, disability, or death, or (2) within one year after the occurrence of a change in control, the employee terminates his employment for good reason. Good reason includes, among other things, in the employee’s reasonable judgment, an adverse change in the employee’s status, titles, positions, or responsibilities, the assignment of responsibilities or duties that are inconsistent with his status, title, position, or responsibilities, or any removal from or failure to reappoint him to any such positions, status, or titles, except in connection with the termination of his employment for disability, cause, or death. Good reason also includes a reduction in the employee’s base salary and/or any material adverse change in the employee’s bonus program, the failure by the Company to continue in effect any compensation, welfare, or benefit plan in which the employee is participating at the time of a change in control without substituting plans providing the employee with substantially similar or greater benefits, or the relocation of the principal executive offices of the Company outside of a 30-mile radius of Raleigh, North Carolina. If the employee elects to terminate upon a change in control, he shall be entitled to (1) receive all accrued compensation and any pro rata bonuses to which he may be entitled, (2) a severance payment equal to three times the amount of the employee’s current annual compensation plus a bonus equal to 50% of the employee’s then current annual salary (provided, however, that in no case shall the amount used for such annual compensation or bonus be less than those amounts immediately prior to the change in control), and (3) a continuation of all medical and health insurance, and other benefit programs for a period of one year.

Compensation Committee Report

     The Compensation Committee of the Board of Directors, a committee composed entirely of non-officer and non-employee directors, is responsible for determining the compensation of the Company’s executive officers and administering the Company’s Incentive Plan.

Executive Compensation. The Company is committed to implementing a package of executive compensation which will contribute to the achievement of the Company’s business objectives. The Compensation Committee’s policy is to implement a package of executive compensation so that the compensation paid to executive officers shall be commensurate with their positions and determined with reference to compensation paid to similarly situated officers of companies which the Board of Directors deems to be comparable to the Company.

     The Compensation Committee establishes ranges for executive compensation using regional and national surveys of comparable companies. Companies included in these salary surveys are not necessarily the same as the companies used for purposes of the performance graph included in this Proxy Statement, but instead include a broader set of companies with which the Company competes for qualified personnel.

     Executive compensation consists of three components: base salary, annual incentive and long-term incentive compensation. These components provide elements of fixed income and variable compensation that is linked to the achievement of individual and corporate goals and enhanced shareholder value.

     Base salary represents the fixed component of the Company’s executive compensation package. Executives receive a salary that is within a range established by the Compensation Committee for their respective positions based on the comparative analysis described above. The determination of where an executive’s salary falls within the salary range is based on a determination of the level of experience that the executive brings to the position and how successful the executive has been in achieving set goals. Adjustments to salaries are based on a similar evaluation and a comparison of adjustments made by competitors and any necessary inflationary adjustments.

     Annual incentives exist in the form of bonuses which are provided for each executive officer as a means of linking compensation to objective performance criteria that are within the control of the executive officer. At the beginning of each year the Compensation Committee establishes a target bonus for each executive and identifies performance goals for each executive to meet to receive the full bonus. The actual amount of incentive bonus received by each of the Company’s executive officers is determined by the Compensation Committee after the end of the applicable year. Where an executive’s performance is not easily fixed to objective standards, the Compensation Committee will exercise its subjective judgment in determining the extent to which goals are achieved.

     The third component of executive compensation is targeted toward providing rewards for long-term performance. The Compensation Committee believes that long-term incentives are important to motivate and reward executives and employees of the Company for maximizing shareholder value. Long-term incentives are provided primarily pursuant to the Incentive Plan, which is administered by the Compensation Committee. The purpose of the Incentive Plan is to (i) attract and retain employees, and other service providers with ability and initiative; (ii) provide incentives to those deemed important to the success of the Company; and (iii) associate the interests of these individuals with the interests of the Company and its shareholders through opportunities for increased stock ownership. Awards of stock options and restricted stock under the Incentive Plan are based on comparisons to incentives offered at other comparable companies and serve as a means of retaining valued employees.

     During the year ended December 31, 2002, the Company issued restricted stock grants for a total of 61,000 shares of common stock to the Company’s executive officers. Of the total of 61,000 shares issuable pursuant to these grants, Mr. Winston received 25,000 shares, Mr. Green received 16,000 shares, Mr. Crockett received 16,000 shares, and Mr. West received 4,000 shares. The grants vest 20% immediately and 20% on the anniversary date of the grant over the next four years. This feature is intended to focus executives on the enhancement of shareholder value over the long-term and to increase their equity ownership in the Company. Dividends are paid on the restricted stock.

Chief Executive Officer Compensation. The Compensation Committee has adopted the policies described above with respect to Mr. Winston’s compensation. Mr. Winston’s salary and bonus for 2002 were $295,000 and $125,000, respectively. Mr. Winston was issued a restricted stock grant for 25,000 shares of Common Stock in 2002. The grant vests 20% immediately and 20% on the anniversary date of the grant over the next four years. The Company believes this compensation is competitive with compensation paid to chief executive officers in the hotel industry.

Policy with Respect to $1 Million Deduction Limit. All compensation that the Company has paid to its executive officers has been deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. That section imposes a $1.0 million limit on the U.S. corporate income tax deduction a publicly-held company may claim for annual compensation paid to its Chief Executive Officer or any one of the four most highly compensated officers of the Company (other than the Chief Executive Officer) for the taxable year. In the event that the Compensation Committee considers approving compensation in the future that would be subject to Section 162(m) and would exceed the $1.0 million threshold, the Compensation Committee will consider what actions, if any, should be taken to make such compensation deductible.

     This report is submitted by the following members of the Compensation Committee of the Board of Directors:

Compensation Committee

Richard L. Daugherty (Chairman)
Edwin B. Borden
Thomas F. Darden, II

Audit Committee Report

     NOTE: THE FOLLOWING SECTION OF THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE COMMISSION OR SUBJECT TO REGULATION 14A OR 14C OR INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NOTWITHSTANDING ANY INCORPORATION BY REFERENCE OF ANY OTHER PORTIONS OF THIS PROXY STATEMENT.

     The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of Edwin B. Borden, Thomas F. Darden, II, and David C. Sullivan and operates under a written charter, which the Company amended during 2002, a copy of which is attached as Appendix A to this Proxy Statement. Messrs. Borden, Darden, and Sullivan are all “independent directors” as defined by the NYSE listing standards.

     Management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The role of the Audit Committee is to monitor and oversee these processes.

     The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2002 with both management and the independent public accountants. The Audit Committee also discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and other non-audit services provided by the independent public accountants. The Company’s independent public accountants also provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent public accountants their independence. The Audit Committee has considered whether the other non-audit services by the independent auditors to the Company are compatible with maintaining the auditor’s independence.

     Based upon the reports and discussions described in this report and the Audit Committee’s review of the representations of management and the independent public accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission. The Audit Committee also recommended that PricewaterhouseCoopers LLP be retained as the Company’s independent public accountants for the 2003 fiscal year.

     This report is submitted by the following members of the Audit Committee of the Board of Directors:

Audit Committee
Edwin B. Borden (Chairman)
Thomas F. Darden, II
David C. Sullivan

Comparison of Cumulative Total Return

     The following graph, prepared by SNL Securities, LLC, compares the cumulative total shareholder return on the Company’s Common Stock from December 31, 1997 through December 31, 2002, with the cumulative total return for the same period on the Standard & Poor’s 500 Stock Index (the “S&P 500”), the Russell 2000® Index (the “Russell 2000”), and the SNL Securities Hotel REIT Index (the “SNL Hotel REIT Index”). The Russell 2000® measures the performance of the 2,000 smallest companies in the Russell 3000® Index, with a median market capitalization of approximately $395 million. The SNL Hotel REIT Index is currently comprised of 15 publicly traded hotel REITs, organized for purposes substantially similar to that of the Company. The graph assumes that, at the beginning of the period indicated, $100 was invested in the Company’s Common Stock and the stock of the companies comprising each index and that all dividends were reinvested.

     In accordance with Regulation S-K under the Securities Act of 1933, the Company has elected to use the Russell 2000® in lieu of the NAREIT All Equity REIT Index the Company used in its 2002 Proxy Statement. The NAREIT All Equity REIT Index is currently comprised of 149 real estate investment trusts that own a wide variety of real estate assets, including regional shopping malls, shopping centers, apartments, self storage facilities, industrial properties and manufactured housing communities. The Company does not believes that the NAREIT All Equity REIT Index is an appropriate index for comparing cumulative total return because of significant performance differences among various segments of the REIT industry. In addition, the Company believes that the SNL Hotel REIT Index and the Russell 2000 ® Index, which is an index that includes issuers with similar market capitalizations to the Company, are more appropriate indices for comparison purposes.

     The NAREIT All Equity REIT Index increased from $100.00 on December 31, 1997 to $118.08 on December 31, 2002 and is based on the assumptions that $100 was invested in the Company’s Common Stock and the stock of the companies comprising the index on December 31, 1997 and that all dividends paid on such stocks were reinvested through December 31, 2002.

	Period Ending

Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Winston Hotels, Inc.	100.00	69.42	78.32	79.13	96.37	104.32
S&P 500	100.00	128.55	155.60	141.42	124.63	96.95
Russell 2000	100.00	97.45	118.17	114.60	117.45	93.39
SNL Hotel REIT	100.00	49.44	38.40	54.94	51.37	50.68
NAREIT All Equity REIT	100.00	82.50	78.69	99.44	113.29	118.08

Certain Relationships and Related Transactions

     The Company is a REIT that through the Partnership owned 24 limited service hotels, 10 extended stay hotels and 10 full service hotels as of March 14, 2003. The Company currently has a 93.95% interest in the Partnership and is its sole general partner. In order for the Company to qualify as a REIT, neither the Company nor the Partnership can operate hotels.

     During 2000, the Company and Marsh Landing Investment, L.L.C. formed a joint venture, Marsh Landing Hotel Associates, LLC, to jointly develop and own hotel property. The Company owns a 49% ownership interest in the joint venture and Marsh Landing Investment, L.L.C., owned by the Company’s Chairman, Mr. Charles M. Winston, and its board member Mr. James H. Winston, owns the other 51%. The joint venture has developed and owns a 118-room Hampton Inn in Ponte Vedra, Florida.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us, or representations by such persons that no Form 5s were required, we believe that during the fiscal year ended December 31, 2002, all Section 16(a) filings required to be made by our officers, directors, and greater than 10% shareholders, were made on a timely basis.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants for fiscal year 2003. Although shareholder approval is not required, the Company desires to obtain from the shareholders an indication of their approval or disapproval of the Board’s action in appointing PricewaterhouseCoopers LLP as the independent accountants of the Company. If the shareholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

     A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.

Audit Fees

     PricewaterhouseCoopers LLP’s professional service fees for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $125,000, of which an aggregate amount of $64,300 had been billed through December 31, 2002.

Financial Information Systems Design and Implementation Fees

     There were no professional services rendered by PricewaterhouseCoopers LLP for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

     Other than the fees for services described above, PricewaterhouseCoopers LLP also billed the Company an aggregate of $90,867 for professional services rendered to the Company for the fiscal year ended December 31, 2002, including $77,200 billed for services rendered in connection with the Company’s common stock offering in March and April as well as $13,667 billed for consultation services regarding the Company’s joint ventures.

The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for fiscal year 2003.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Any proposals which shareholders intend to present for a vote of shareholders at the 2004 Annual Meeting of Shareholders and which such shareholders desire to have included in the Company’s Proxy Statement and form of proxy relating to that meeting must be sent to the Company’s principal executive offices, marked to the attention of the Secretary of the Company, and received by the Company at such offices on or before December 1, 2003. The determination by the Company of whether it will oppose inclusion of any proposal in its Proxy Statement and form of proxy will be made on a case-by-case basis in accordance with its judgment and the rules and regulations promulgated by the Securities and Exchange Commission. Proposals received after December 1, 2003, will not be considered for inclusion in the Company’s proxy materials for its 2004 Annual Meeting of Shareholders.

     In addition, if a shareholder intends to present a matter for a vote at the 2004 Annual Meeting of Shareholders, other than by submitting a proposal for inclusion in the Company’s Proxy Statement for that meeting, the shareholder must give timely notice in accordance with Securities and Exchange Commission rules. To be timely, a shareholder’s notice must be received by the Secretary of the Company at its principal office, 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608, on or before February 15, 2004.

MISCELLANEOUS

     Shareholders may obtain a copy of the Company’s 2003 Annual Report on Form 10-K without charge upon written request to Joseph V. Green, Executive Vice President and Chief Financial Officer, Winston Hotels, Inc., 2626 Glenwood Avenue, Suite 200, Raleigh, North Carolina 27608.

By Order of the Board of Directors,

Robert W. Winston, III President and Chief Executive Officer

March 31, 2003

APPENDIX A

Amended and Restated Audit Committee Charter

Winston Hotels, Inc.
November 2002

PURPOSE	1

COMPOSITION AND MEETINGS	2

RESPONSIBILITIES	2

SPECIFIC FUNCTIONS	2

Purpose

This Amended and Restated Audit Committee Charter (the “Charter”) is adopted by the Board of Directors (the “Board”) of Winston Hotels, Inc. (“Winston” or the “Company”) to assist the Board and the Audit Committee of the Board (the “Audit Committee”) in the performance of their responsibilities.

The Audit Committee is appointed by the Board to assist the Board in monitoring:

(1)   The integrity of the Company’s financial statements,
(2)   The Company’s compliance with legal and regulatory requirements,
(3)   The independent auditor’s qualifications and independence and
(4)   The performance of the Company’s internal audit function and independent auditors.

The Audit Committee has the sole authority to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the independent auditor and to approve any significant non-audit relationship with the independent auditors. The Company’s independent auditor is directly accountable to the Audit Committee and the Board, as representatives of the Company’s stockholders. In addition, the Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise or assist the Audit Committee. The Audit Committee may request such special consultants, any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company.

Composition and Meetings

Composition. The Audit Committee shall have a minimum of three directors, each of whom shall meet the experience and independence requirements of the New York Stock Exchange (“NYSE”) and applicable law. Each member of the Audit Committee shall be able to read and understand fundamental financial statements and at least one member of the Audit Committee shall have employment experience sufficient to qualify such member as a “financial expert,” as such term is defined by rules or regulations adopted by the Securities and Exchange Commission (the “Commission”) and by the NYSE, each as may be amended from time to time. In particular, one member (which shall be the Chairman if required by Regulatory Standards (as defined below)) shall have accounting or related financial management expertise. The Board shall appoint the members of the Audit Committee, as provided by the Bylaws of the Company.

Meetings. The Audit Committee shall meet as frequently as circumstances require, but no less than quarterly. In addition, the Audit Committee shall meet, at least quarterly, with the Company’s chief financial officer, the Company’s principal accounting officer and the Company’s independent auditor in separate executive sessions to discuss any matters required by law to be discussed in executive session or that the Audit Committee or each of these groups believes should be discussed privately. The Audit Committee shall record minutes of each meeting.

Responsibilities

The Audit Committee’s responsibility is oversight, and the Board recognizes that the Company’s management is responsible for preparing the Company’s financial statements. Additionally, the Board recognizes that the Company’s management, as well as the independent auditor, have more knowledge and specific information about the Company and its financial statements and performance than do the members of the Audit Committee. Consequently, in carrying out its oversight responsibilities the Audit Committee shall not be charged with, and is not providing, any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

The Audit Committee’s responsibilities shall include those set forth in this Charter as well as any specific responsibilities set forth in applicable law or any rules or regulations adopted by the Commission, the Public Company Accounting Oversight Board or the NYSE (the “Regulatory Standards”). If any of provision of this Charter is deemed to be inconsistent with any of the Regulatory Standards so adopted, such Regulatory Standard(s) shall apply in lieu of the provision(s) of this Charter. In addition, the Audit Committee shall comply with Commission and NYSE requirements governing the inclusion of Audit Committee reports in the Company’s proxy statements.

Specific Functions

The following functions shall be the recurring activities of the Audit Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that

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the Audit Committee may diverge from this guide to comply with any Regulatory Standards or otherwise as appropriate given the circumstances.

The Audit Committee shall:

1.	Make regular reports to the Board.

2.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Charter will be included as an appendix to the annual stockholders’ meeting proxy statement once every three years or in the next annual stockholders’ meeting proxy statement after any significant amendment to the Charter.

3.	Review the Company’s annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements, including the Company’s disclosures under “Management Discussion and Analysis of Financial Condition and Results of Operation.”

4.	Review an analysis prepared by management and the independent auditor of significant reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of (i) the Company’s critical accounting policies and practices, (ii) the effect of alternative GAAP methods on the Company’s financial statements, including without limitation, the ramifications of such alternatives and the treatment preferred by the independent auditor, (iii) any other material written communications between the independent auditor and management, and (iv) a description of any transaction as to which management obtained Statement on Auditing Standards No. 50 letters.

5.	Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

6.	Prepare the “Audit Committee Report” required by the rules of the Commission to be included in the Company’s annual proxy statement.

7.	Review with management and the independent auditor the Company’s quarterly financial statements prior to the release of quarterly earnings, including the results of the independent auditors’ review of the quarterly financials. These discussions may be held with the Audit Committee as a whole or with the Audit Committee chair or other designated member of the Audit Committee in person or by telephone.

8.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, principal accounting officer or management.

9.	Review with management a report on the Company’s certification process for periodic reports required by applicable law. Discuss with management on a quarterly basis or as

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otherwise required any significant deficiencies in internal controls and any fraud involving employees of the Company who play a major role in the internal audit structure.

10.	Select, evaluate and, where appropriate, recommend to stockholders the ratification of the appointment of the independent auditor, which firm shall be ultimately accountable to the Audit Committee and the Board.

11.	Review the experience and qualifications of the senior members of the independent auditor team.

12.	Obtain and review, at least annually, a report by the independent auditor describing: (1) the quality control or peer procedures of the independent auditor; (2) any material issues raised by the most recent internal quality-control review of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (3) all relationships between the independent auditor and the Company.

13.	Approve the fees to be paid to the independent auditor for audit services.

14.	Pre-approve the retention of the independent auditor for any permissible non-audit service and the fee for such service prior to the performance thereof. Subject to any Regulatory Standards that may be adopted from time to time, certain non-audit services and the fees to be paid in connection therewith may be ratified and approved after the performance thereof by the Audit Committee chair or other designated member of the Audit Committee provided (1) the aggregate amount of all such non-audit services is less than five percent (5%) of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which such services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, (3) such services are promptly brought to the attention of the Audit Committee and approved, in the manner set forth above, prior to the completion of the audit and (4) the ratification of any non-audit services in this manner is disclosed in the Company’s periodic reports.

15.	Receive periodic reports from the independent auditor regarding the auditor’s independence consistent with Independent Standards Board Standard Number 1 or any other Regulatory Standards, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the independent auditor.

16.	Evaluate together with the Board, at least annually, the performance of the independent auditor and whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis. If so determined by the Audit Committee, replace the independent auditor in accordance with such policy or applicable Regulatory Standards.

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17.	Establish policies and procedures for the rotation of the Company’s lead audit partner every five years or as otherwise may be required pursuant to Regulatory Standards which may be adopted from time to time.

18.	Recommend to the Board guidelines for the Company’s hiring of employees of the independent auditor who were engaged in the Company’s account, taking into account any applicable laws and Regulatory Standards.

19.	Discuss with the national office of the independent auditor issues on which it was consulted by the Company’s audit team and matters of audit quality and consistency.

20.	Obtain from the independent auditor assurance that no illegal acts that would have a direct and material effect on the determination of financial statement amounts have been discovered in the course of the audit which would implicate Section 10A of the Securities and Exchange Act of 1934.

21.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

22.	Establish procedures for the receipt, retention and treatment of complaints received by the Company or the Audit Committee regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Review with management and the independent auditor any correspondence with regulators or governmental agencies, any such complaints received by the Company or the Audit Committee and any employee submissions or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

23.	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

A.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management.

B.	Any changes required in the planned scope of the internal audit.

C.	The internal audit department responsibilities, budget and staffing.

24.	Review the appointment of the principal accounting officer.

25.	Meet periodically with management to review the Company’s major financial risk exposures, including, without limitation, policies with respect to risk assessment and risk management, and the steps management has taken to monitor and control such exposures.

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26.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and Regulatory Standards.

27.	Obtain reports from management, the Company’s principal accounting officer and the independent auditor that the Company’s subsidiary entities are in conformity with applicable legal requirements, including any Regulatory Standards, including disclosures of insider and affiliated party transactions.

28.	Review with the Company’s legal counsel any legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

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PROXY
WINSTON HOTELS, INC.

Common Stock Proxy for
Annual Meeting of Shareholders
Solicited by the Board of Directors

      The undersigned hereby appoints Robert W. Winston, III and Joseph V. Green and each of them as attorney and proxy of the undersigned, each with the full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock in Winston Hotels, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 6, 2003, at 10:00 a.m., local time, at the Hilton Garden Inn Hotel, 1500 RDU Center Drive, Morrisville, North Carolina, and any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

      The Board of Directors Recommends a Vote FOR the Proposals Listed Below.

1.	Election of Directors

☐ FOR all nominees listed below (except as marked to the contrary).

☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

Charles M. Winston, Robert W. Winston, III, James H. Winston, Thomas F. Darden, II, Richard L. Daugherty, Edwin B. Borden and David C. Sullivan

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

(Continued on other side)

(Continued from other side)

2.	Ratify appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2003

☐ FOR	☐ AGAINST	☐ ABSTAIN

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign.

Date__________________________________________, 2003 (Be sure to date Proxy)

Signature and title, if applicable

Signature if held jointly

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.